                                 [COMPANY LOGO]

                         THE IMMUNE RESPONSE CORPORATION
                                5935 DARWIN COURT
                               CARLSBAD, CA 92008
                                 (619) 431-7080

                                                                  April 18, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on May 22, 1997, at 9:00 A.M., at the offices of the Company, 5935 Darwin Court, Carlsbad, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to Harris Trust Company of California, our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Annual Report to Stockholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          Dennis J. Carlo
                                          PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                        THE IMMUNE RESPONSE CORPORATION

                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997

                                ---------------

     The Annual Meeting of Stockholders of The Immune Response Corporation (the "Company") will be held at the offices of the Company, 5935 Darwin Court, Carlsbad, California, on May 22, 1997, at 9:00 A.M., for the following purposes:

     1.   To elect four Class II directors.

     2. To consider and vote upon a proposal to amend and restate the 1989 Stock Plan of The Immune Response Corporation, the Company's employee stock plan.

     3. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 5935 Darwin Court, Carlsbad, California, for ten days prior to the meeting.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.

                                         By order of the Board of Directors.

                                         Charles J. Cashion
                                         VICE PRESIDENT, FINANCE,
                                         CHIEF FINANCIAL OFFICER,
                                         SECRETARY AND TREASURER
April 18, 1997

                        THE IMMUNE RESPONSE CORPORATION

                                ---------------

                                PROXY STATEMENT

                                ---------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Immune Response Corporation, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the offices of the Company, 5935 Darwin Court, Carlsbad, California, on May 22, 1997 and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot or the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the four nominees for Class II director listed in this Proxy Statement and FOR the approval of Proposals 2 and 3 described in the Notice of Annual Meeting and in this Proxy Statement.

     Stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 20,288,722 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting The Immune Response Corporation, Investor Relations, 5935 Darwin Court, Carlsbad, California 92008 (619) 431-7080. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 8, 1997.

     Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies at a cost of approximately $5,000.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 18, 1997.

                                    IMPORTANT

     PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                             ELECTION OF DIRECTORS

     The Company has three classes of directors serving staggered three-year terms. Class I and Class III consist of three directors each and Class II consists of four directors. Currently one Class I director's seat and one
Class III director's seat are vacant. Four Class II directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting and until their respective successors shall have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity. The terms of the Class III and Class I directors expire in 1998 and 1999, respectively.

     Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Kevin B. Kimberlin, Melvin Perelman, John Simon and William M. Sullivan as
Class II directors. Messrs. Kimberlin, Perelman, Simon and Sullivan are currently members of the Board of Directors of the Company. Each of the nominees has been nominated as a Class II director by the Nominating Committee of the Company's Board of Directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other nominees as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. There are no family relationships among executive officers or directors of the Company.

     Set forth below is information regarding the nominees for Class II director and the continuing directors of Class III and Class I, principal occupations at present and for the past five years, certain directorships held by each, their ages as of March 31, 1997 and the year in which each became a director of the Company.

                         NAME AND PRINCIPAL OCCUPATION AT PRESENT                                           DIRECTOR
                         AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                                           SINCE         AGE
                         ------------------------------------------                                         ---------       ---
CLASS II

Kevin B. Kimberlin       Chairman of the Board of Spencer Trask Holdings, Inc., an investment banking         1986           44
                         company, since July 1991; Secretary of the Company from November 1986 to September
                         1989; President of St. James Capital Corp., an investment company, from
                         July 1991 to June 1994; Director of Faroudja, Inc.

Melvin Perelman, Ph.D.   Executive Vice President of Eli Lilly & Company and President of The Lilly           1996           66
                         Research Laboratories from 1986 to 1993; Director of Eli Lilly & Company from
                         1976 to 1993; Director of Inhale Therapeutic Systems, Inc., DataChem Corporation
                         and Cinergy Corporation.

                         NAME AND PRINCIPAL OCCUPATION AT PRESENT                                           DIRECTOR
                         AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                                           SINCE         AGE
                         ------------------------------------------                                         ---------       ---
John Simon, J.D., Ph.D.  Managing Director of Allen & Company Incorporated, an investment banking company,    1988           54
                         since 1972; Director of T Cell Sciences Incorporated, Neurogen Corporation and Lunn
                         Industries, Inc.

William M. Sullivan      Chairman of the Board of Directors of the Company from March 1987 to May 1993;       1987           62
                         Chairman of the Board of Sparta Pharmaceuticals, Inc. since October 1991 and
                         President and Chief Executive Officer of Sparta Pharmaceuticals, Inc. from October
                         1991 to March 1996; Chairman of the Board, President and Chief Executive Officer of
                         Burroughs Wellcome Co., a pharmaceutical company, from December 1981 to January 1986;
                         Director of BioVentures, Inc., ProCyte Corporation and Research Corporation
                         Technologies.

CLASS III

Dennis J. Carlo, Ph.D.   President and Chief Executive Officer of the Company since September 1994, Chief     1987           53
                         Scientific Officer from April 1987 to September 1995, and Assistant Corporate
                         Secretary since October 1987, Chief Operating Officer from April 1987 to September
                         1994 and Executive Vice President from October 1987 to September 1994; Vice
                         President of Research and Development and Vice President of Therapeutic Manufacturing
                         at Hybritech Incorporated, a biotechnology company that was acquired in March 1986 by Eli Lilly & Company, a pharmaceutical company, from January 1982 to May 1987;
                         Director of Vyrex Corporation.

Gilbert S. Omenn, M.D.,
Ph.D.                    Professor of Medicine and of Environmental Health and Dean of the School of Public   1987           55
                         Health and Community Medicine at the University of Washington, Seattle since 1982;
                         Director of Rohm and Haas Company, Amgen Inc., Nutraceutix, Inc. and Ostex
                         International, Inc.

CLASS I

James B. Glavin          Chairman of the Board of Directors of the Company since May 1993, Chief Executive    1987           61
                         Officer from April 1987 to September 1994, President from October 1987 to September
                         1994, and Treasurer from April 1987 to May 1991; Managing Director of Vyrex
                         Corporation since

                         NAME AND PRINCIPAL OCCUPATION AT PRESENT                                           DIRECTOR
                         AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                                           SINCE         AGE
                         ------------------------------------------                                         ---------       ---
                         March 1997; Chairman of the Board of Directors of Smith
                         Laboratories, Inc. ("Smith Labs"), a medical products company, from September 1985 to May 1990 and Acting President and Chief Executive Officer of Smith Labs from
                         September 1985 to August 1989; Director of Gish Biomedical Inc., Inhale Therapeutic
                         Systems, Inc. and the Meridian Fund.

Philip M. Young          General Partner of U.S. Venture Partners, a venture capital company, since April     1987           57
                         1990; Director of Vical Incorporated, Zoran Corporation, FemRx, Inc., CardioThoracic
                         Systems, Inc. and several privately held companies.

     The Board of Directors held seven meetings during the year ended
December 31, 1996. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served.

     The Board of Directors has appointed an Executive Committee, a Stock Option and Compensation Committee, an Employee Stock Option Committee, an Audit Committee and a Nominating Committee.

     The members of the Executive Committee are James B. Glavin, Dennis J. Carlo, John Simon and Philip M. Young. The Executive Committee held one meeting during 1996. Subject to the ultimate direction and control of the Board of Directors, the Executive Committee's function is to exercise, with certain exceptions, all of the powers and authority of the Board in the management of the business and affairs of the Company.

     The members of the Stock Option and Compensation Committee are William M. Sullivan and Kevin B. Kimberlin. The Stock Option and Compensation Committee held three meetings during 1996. The Stock Option and Compensation Committee's functions are to assist in the administration of, and grant options under, the 1989 Stock Plan and to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company.

     The sole member of the Employee Stock Option Committee is Dennis J. Carlo. The Employee Stock Option Committee held seventeen meetings during 1996. The Employee Stock Option Committee's functions are to assist in the administration of, and grant options under, the 1989 Stock Plan with respect to employees who are not officers or directors of the Company.

     The members of the Audit Committee are Kevin B. Kimberlin, John Simon and Philip M. Young. The Audit Committee held two meetings during 1996. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's report, supervise the Company's financial and accounting organization and financial reporting and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

     The members of the Nominating Committee are Gilbert S. Omenn, William M. Sullivan and Philip M. Young. The Nominating Committee held one meeting during 1996. The Nominating Committee's function is to select and nominate individuals to fill vacancies in the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by securityholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS II DIRECTOR NOMINEES LISTED ABOVE.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 31, 1997 as to shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's executive officers named in the Summary Compensation Table set forth herein and (iv) the Company's directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished, or filed with the Securities and Exchange Commission, by the respective individuals or entities, as the case may be.

                                                               BENEFICIAL OWNERSHIP
                                                                  OF COMMON STOCK
                                                             -------------------------
     NAME AND ADDRESS OF                                      NUMBER OF       PERCENT
     BENEFICIAL OWNER                                          SHARES         OF CLASS
     -------------------                                     ----------       --------
     The Capital Group Companies Inc.(1)
        333 South Hope Street
        Los Angeles, CA 90071.............................    1,925,000          9.49
     State Farm Mutual Automobile Insurance Company.......    1,128,572          5.56
        One State Farm Plaza
        Bloomington, IL 61710
     Dennis J. Carlo(2)...................................      780,842          3.74
     James B. Glavin(3)...................................      473,217          2.30
     Kevin B. Kimberlin(4)(5).............................      363,666          1.79
     Philip M. Young(6)(7)................................      122,050            *
     Gilbert S. Omenn(4)(8)...............................       93,050            *
     William M. Sullivan(4)...............................       89,950            *
     John Simon(9)........................................       88,750            *
     Melvin Perelman(10)..................................        6,250            *
     Steven W. Brostoff(11)...............................      197,027            *
     Steven P. Richieri(12)...............................      217,506          1.06
     Charles J. Cashion(13)...............................      224,354          1.10
     Fred C. Jensen(14)...................................      160,786            *
     All executive officers and directors as
          a group (13 persons)(15)........................    2,979,673          13.30

--------------------
*  Less than one percent

(1) Based on its Schedule 13G dated February 12, 1997, wherein The Capital Group Companies, Inc. ("CGC") reported the beneficial ownership of 1,925,000 shares of Common Stock. The Schedule 13G states that the shares are owned by three subsidiaries of CGC, Capital Research and Management Company, Capital International Research and Management, Inc. dba Capital International, Inc., and Capital Guardian Trust Company ("CGTC") which is the beneficial owner of 1,410,000 shares of Common Stock (6.95% Percent of Class). The Schedule 13G reports that CGC has sole power to vote or direct the vote of 1,237,100 of such shares and sole power to dispose or direct the disposition of all 1,925,000 shares, that CGTC has sole power to vote or direct the vote of 1,222,100 of such shares and sole power to discuss or direct the disposition of 1,410,000 of such shares, and that neither CGC or CGTC has shared voting or dispositive power with respect to any such shares.

(2) Includes 73,755 held in trusts for the benefit of Dr. Carlo's family, as to which Dr. Carlo maintains shared voting and investment power and includes as outstanding 586,509 shares which Dr. Carlo may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(3) Includes as outstanding 268,090 shares which Mr. Glavin may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(4) Includes as outstanding 68,750 shares which Mr. Kimberlin, Dr. Omenn and Mr. Sullivan may each acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(5) Includes 16,000 shares held by a trust as to which Mr. Kimberlin is trustee and over which he has sole voting and investment power. Also, includes 35,000 shares owned by Mr. Kimberlin's wife, as to which he disclaims beneficial ownership.

(6) Includes as outstanding 88,750 shares which Mr. Young may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(7) Includes 2,000 shares held by Mr. Young as custodian for certain members of his family, as to which Mr. Young has sole voting and investment power and as to which Mr. Young disclaims beneficial ownership.

(8) Includes 2,200 shares held by Dr. Omenn as custodian for certain members of his family, as to which Dr. Omenn has sole voting and investment power.

(9) Includes as outstanding 78,750 shares which Dr. Simon may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(10) Includes as outstanding 6,250 shares which Dr. Perelman may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(11) Includes as outstanding 177,277 shares which Dr. Brostoff may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(12) Includes as outstanding 215,906 shares which Mr. Richieri may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(13) Includes as outstanding 175,379 shares which Mr. Cashion may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(14) Includes as outstanding 148,560 shares which Dr. Jensen may acquire within 60 days after March 31, 1997 pursuant to the exercise of options.

(15) Includes as outstanding an aggregate of 2,108,546 shares which may be acquired within 60 days after March 31, 1997 pursuant to the exercise of options. Also, includes 128,955 shares held by family trusts for the benefit of family members of directors and executive officers as to which such directors and executive officers have voting and investment power.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the compensation for services provided to the Company in all capacities for the fiscal years ended December 31, 1994, 1995 and 1996, by those persons who were, respectively, at December 31, 1996 the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company whose total annual salary and bonus for fiscal year 1996 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                              ANNUAL COMPENSATION                  COMPENSATION
                                  ------------------------------------------------ ------------
                                                                                      AWARDS
                                                                                   ------------
                                                                     OTHER          SECURITIES    ALL OTHER
                                                                     ANNUAL         UNDERLYING    COMPENSA-
NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)  BONUS ($)  COMPENSATION ($)   OPTIONS (#)  TION ($)(1)
---------------------------      ----     ----------  ---------  ----------------  ------------  -----------
Dennis J. Carlo. . . . . . . . . 1996      343,333        --          --             135,000        10,662
  President, and                 1995      325,000     60,000                        430,650(2)     10,200
  Chief Executive Officer        1994(3)   307,692     25,000         --             196,250         6,516

Steven W. Brostoff . . . . . . . 1996      185,488      5,000         --              62,601         6,018
  Vice President, Research       1995(4)   150,000     15,000      31,900(5)         109,515(6)      5,682
  and Development, Chief         1994      149,859     10,000         --              28,365         4,148
  Scientific Officer

Steven P. Richieri . . . . . . . 1996      190,455        --          --              60,339         5,566
  Senior Vice President,         1995(7)   150,000     20,000       4,096(8)         202,903(9)      5,206
  Operations . . . . . . . . . . 1994      149,654     15,000         --              36,353         4,116

Charles J. Cashion . . . . . . . 1996      173,855        --          --              60,340         5,257
  Vice President, Finance,       1995      150,000     10,000         --             111,921(10)     4,688
  Chief Financial Officer,       1994      149,676     10,000         --              29,421         4,264
  Secretary and Treasurer

Fred C. Jensen . . . . . . . . . 1996      152,134        --          --              44,600         2,917
  Vice President, Research       1995      131,258      5,000         --              86,525(11)     7,487
  and Development                1994      138,241      5,000         --              24,875         2,248

--------------------------------

(1) During fiscal year 1996, the Company made contributions under the 401(k) Plan for Messrs. Carlo, Brostoff, Richieri, Cashion and Jensen of $2,375, $2,375, $2,375, $2,375 and $1,930, respectively; and made contributions under the Company's long-term disability insurance plan for Messrs.
     Carlo, Brostoff, Richieri and Cashion of $5,695, $2,112, $2,649 and $2,012, respectively. The Company also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this plan for Messrs. Carlo, Brostoff, Richieri, Cashion and Jensen were $2,592, $1,531, $542, $870 and $987, respectively.

(2) Includes options to purchase 406,250 shares that were granted in exchange for unexercised options granted prior to April 19, 1995 with an exercise price above $3.25 per share.

(3)  Appointed President and Chief Executive Officer as of September 19, 1994.

(4)  Appointed Chief Scientific Officer as of September 29, 1995.

(5) Represents the aggregate difference between the purchase price and the fair market value of 5,000 shares of the Company's Common Stock purchased on September 19, 1995.

(6) Includes options to purchase 83,215 shares that were granted in exchange for unexercised options granted prior to April 19, 1995 with an exercise price above $3.25 per share.

(7)  Appointed Senior Vice President, Operations as of September 29, 1995.

(8) Represents the aggregate difference between the purchase price and the fair market value of 1,600 shares of the Company's Common Stock purchased on December 29, 1995.

(9) Includes options to purchase 176,603 shares that were granted in exchange for unexercised options granted prior to April 19, 1995 with an exercise price above $3.25 per share.

(10) Includes options to purchase 85,621 shares that were granted in exchange for unexercised options granted prior to April 19, 1995 with an exercise price above $3.25 per share.

(11) Includes options to purchase 64,225 shares that were granted in exchange for unexercised options granted prior to April 19, 1995 with an exercise price above $3.25 per share.


COMPENSATION OF DIRECTORS

     Outside directors of the Company receive $1,000 per month for their services as directors, plus an additional $1,000 for each Board meeting attended and $500 for each committee meeting attended in person or $250 for each committee meeting attended by telephone. Directors are reimbursed for their expenses for each meeting attended.

     Under the 1990 Directors' Stock Option Plan of The Immune Response Corporation (the "Directors' Plan"), directors who have never been employees of the Company receive options to purchase 25,000 shares of the Company's Common Stock upon election or appointment to the Board of Directors. These options have exercise prices equal to the fair market value of the Common Stock on the date of grant. They vest in four annual installments on each of the first four anniversaries of the date of grant and, if held for at least six months, vest in full upon the nonemployee director's retirement, death or disability. The Directors' Plan also provides that each nonemployee director will receive on the date of each Annual Meeting of the Stockholders an option to purchase 6,250 shares of the Company's Common Stock with a one-year vesting period. All options granted under the Directors' Plan also vest in the event the Company is subject to a change in control as defined in the Directors' Plan.

     On September 19, 1996, Mr. Glavin entered into a one-year consulting agreement with the Company which replaced a previous consulting agreement entered into in 1994. Mr. Glavin's consulting agreement provides that Mr. Glavin will use reasonable efforts to furnish consulting services to the Company in return for an annual fee of $48,000, beginning September 19, 1996. The agreement may be terminated by either party on 30 days' advance notice in writing. For consulting services rendered in 1996, Mr. Glavin was paid $57,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Company's fiscal year ended December 31, 1996, Messrs. Sullivan and Kimberlin served as the members of the Company's Compensation Committee. Messrs. Sullivan and Kimberlin are directors of the Company. Mr. Sullivan was formerly the Chairman of the Board of Directors from March 1987 to May 1993. Mr. Kimberlin was formerly the Secretary of the Company from November 1986 to September 1989. None of the executive officers of the Company had any "interlock" relationship to report during the Company's fiscal year ended December 31, 1996.

CHANGE IN CONTROL ARRANGEMENTS

     The Company's 1989 Stock Plan provides that in the event of a merger or reorganization, the Company shall either continue outstanding options granted under the 1989 Stock Plan, or shall provide for the exchange of such options for a cash payment equal to the difference between the amount paid for one share under the terms of the merger or reorganization and the exercise price for each option, or shall accelerate the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee's consent. All options granted under the 1989 Stock Plan also vest in the event that the Company is subject to a change in control.

PENSION AND LONG-TERM INCENTIVE PLANS

     The Company has no pension or long-term incentive plans.

                                   STOCK OPTIONS

     The following tables summarize option grants to and exercises by the Company's Chief Executive Officer and the Named Officers during fiscal 1996, and the value of the options held by such persons at the end of fiscal 1996. The Company does not grant Stock Appreciation Rights.


                            OPTION GRANTS IN FISCAL YEAR 1996


                                                INDIVIDUAL GRANTS                      GRANT DATE VALUE
                               -----------------------------------------------------  -------------------
                                 NUMBER OF         % OF
                                 SECURITIES    TOTAL OPTIONS   EXERCISE
                                 UNDERLYING     GRANTED TO      OR BASE
                                  OPTIONS      EMPLOYEES IN      PRICE    EXPIRATION      GRANT DATE
NAME                           GRANTED (#)(1)  FISCAL YEAR(2)  ($/SH)(3)    DATE(4)   PRESENT VALUE($)(5)
----                           --------------  --------------  ---------  ----------  -------------------
Dennis J. Carlo. . . . . . .       32,500           3.94          6.56      2/12/06         170,797
  Chief Executive Officer          75,000(6)        9.07          6.56      2/12/06         368,910
                                   27,500           3.32          7.75      7/25/06         167,556

Steven W. Brostoff . . . . .       23,153           2.80          6.56      2/12/06         121,666
                                   22,600(6)        2.73          6.56      2/12/06         111,165
                                   16,848           2.04          7.75      7/25/06         102,655

Steven P. Richieri . . . . .       33,075           4.00          6.56      2/12/06         173,804
                                   20,340(6)        2.46          6.56      2/12/06         100,048
                                    6,924            .84          7.75      7/25/06          42,187

Charles J. Cashion . . . . .       15,750           1.91          6.56      2/12/06          82,765
                                   20,340(6)        2.46          6.56      2/12/06         100,048
                                   24,250           2.93          7.75      7/25/06         147,753

Fred C. Jensen . . . . . . .       13,782           1.67          6.56      2/12/06          72,423
                                   19,600(6)        2.37          6.56      2/12/06          96,409
                                   11,218           1.36          7.75      7/25/06          68,351

-----------------
(1) Except as otherwise noted, options granted in 1996 vest ratably on a daily basis over a four-year period commencing on the date of grant. The options vest immediately in the event that the Company is subject to a change in control.

(2) The Company granted options representing a total of 826,405 shares of the Company's Common Stock to employees in 1996.

(3) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(4) The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(5) The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1996: risk free interest rate of 6.57%, expected option life of five years, expected volatility of .8472 and a dividend rate of zero. Option valuation using a Black-Scholes-based option-pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value which is calculated is not intended to predict future prices of the Company's Common Stock. The actual value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions and continued service with the Company, since options remain exercisable for only a limited period following retirement, death or disability. There can be no assurance that the values reflected in this table or any other value will be achieved.

(6) These options vested ratably on a daily basis over a one-year period commencing on January 1, 1996.

          AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND OPTION VALUES
                              AT END OF FISCAL YEAR 1996

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                  SHARES                      END OF FISCAL 1996(#)     END OF FISCAL 1996($)(1)
                                 ACQUIRED        VALUE      -------------------------  -------------------------
NAME                           ON EXERCISE(#)  REALIZED($)  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----                           --------------  -----------  -------------------------  -------------------------
Dennis J. Carlo. . . . . . .         --            --            554,488/136,162          2,468,544/508,059
  Chief Executive Officer

Steven W. Brostoff . . . . .         --            --             164,152/50,314            719,692/137,898

Steven P. Richieri . . . . .         --            --             198,889/62,753            894,097/209,115

Charles J. Cashion . . . . .         --            --             162,152/52,309            705,454/141,424

Fred C. Jensen . . . . . . .         --            --             139,459/34,840            634,672/102,682

---------------

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1996, the fiscal year end ($8.25 per share), minus the exercise price.

                COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and practices, including the establishment of the annual total compensation for the chief executive officer ("CEO") and all executive officers. The Committee received presentations from an outside compensation consultant and access to independent compensation data. The Board is responsible for approving and implementing the compensation recommendations of the Committee. The recommendations made by the Committee to the Board during 1996 were approved without any significant modification.

     The Committee has developed a compensation policy which is designed to attract and retain qualified key executive officers critical to the Company's success. In developing this policy, the Committee has concluded that it is not appropriate to base a significant percentage of the compensation payable to the executive officers upon traditional financial targets, such as profit levels and return on equity. This is primarily because the Company's products are still in either development or clinical testing phases, and the Company has not yet realized any significant revenues or product sales. The Committee has based its decisions upon the following three principal compensation elements:

     - Base salary levels which are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer which reflect the individual's performance with the Company over time.

     - Annual bonuses tied to the achievement of corporate and individual performance objectives and the Company's stock performance.

     - Long-term stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

     The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers may also be provided supplemental long-term disability insurance and group term life insurance in excess of $50,000.

BASE SALARY

     Base salary levels for 1996 for the Company's executive officers were based on the concept of pay for performance and are competitively set relative to the compensation of other executives in the biotechnology industry at a similar stage of product development comparable to the Company and at other companies which compete with the Company for executive talent. Extensive salary survey data is available on the industry (notably, the annual "Biotechnology Compensation and Benefits Survey" conducted by Radford Associates; and Towers Perrin, a nationally recognized independent consulting group specializing in compensation issues) and is utilized by the Committee in establishing annual base salaries. In determining base salaries, the Committee also considers corporate performance and progress in the immediately-preceding year, individual experience and performance, specific issues which are relevant to the Company and general economic conditions. The base salary of the CEO and all other executive officers is reviewed annually.

ANNUAL INCENTIVE COMPENSATION

     Annual cash bonus payments are discretionary. Bonus payments, if any, to executive officers are based on two principal factors: corporate performance as compared to the Company's annual goals and objectives and individual performance relative to corporate performance and individual goals and objectives. For 1996, bonus payments were generally in recognition of the satisfaction of several significant corporate objectives during the year, including raising additional capital through the sale of Common Stock, the establishment of a corporate collaboration with Bayer Corporation in July 1996, the continued clinical development of the Company's leading therapy, REMUNE-TM-, as well as autoimmune disease and cancer treatments, and the continued preclinical development of the Company's gene delivery technology.

     The achievement of corporate goals by executive officers is evaluated by the CEO, the results of which are submitted to the Committee for review and approval. Bonus payments for the CEO are evaluated and approved by the Committee after its review of the CEO's achievement of corporate goals.

     Total base salary and any bonus payments are compared to "total compensation" as reported by the previously noted industry surveys. Such total compensation for the executive officers of the Company is consistent with the averages of such data.

STOCK OPTION PROGRAM

     To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as all other employees. Under the Company's stock option plan, grants are priced at the fair market value on the date of grant, generally vest over a four year period and have a term of ten years. Grants are made to all employees annually and are based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants which are generally based on either individual or corporate performance. It is the Committee's intent that the best interests of stockholders and executives will be closely aligned and provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Based on external surveys, as mentioned above, the level of option grants to each executive officer in 1996 remains competitive to the level of option grants to officers in similar positions in the biotechnology industry.

DISCUSSION OF 1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Dr. Dennis J. Carlo is the Company's President and Chief Executive. During 1996, Dr. Carlo's base salary of $341,250 was based on individual and corporate performance and was consistent with the updated industry data for base salaries of CEOs at biotechnology companies at a development stage comparable to the Company's. Dr. Carlo's bonus and future salary increases, if any, will be based upon successful completion of corporate goals, including the advancement of clinical trials and recruitment of business and scientific collaborations. Dr. Carlo's annual compensation is calculated to be commensurate with the average salaries paid by other companies in the biotechnology industry which are within the Radford Associates Survey, the Towers Perrin information, and other public and private healthcare industry companies with which the Company competes for personnel.

     In recognition of the satisfaction of several significant corporate objectives, Dr. Carlo received a stock option grant for 75,000 shares of Common Stock priced at the fair market value on the date of grant with a one year vesting period.

     Although all objectives for the Company were not met in 1996, and recognizing the Company's share price remained volatile, the Committee believes that Dr. Carlo made a significant contribution in 1996 in establishing a sound base for enhancing stockholder value through his entrepreneurial efforts. The Committee recognizes that the Company's operations resulted in a net loss and expects that losses will continue until one or more of the disease treatments under development is commercialized.

MISCELLANEOUS

     Section 162(m) of the Internal Revenue Code was enacted in 1993 and became effective in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. In 1994, the Board of Director approved the amendment of the Company's 1989 Stock Plan to, among other things, qualify for exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1989 Stock Plan.

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Kevin B. Kimberlin
     William M. Sullivan

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq National Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index")(1) over a five-year period. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                    [GRAPH]


                        12/31/91 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96
                        -------- -------- -------- -------- -------- --------
The Immune
  Response Corporation    $100    $ 49.04  $ 26.11  $ 15.29  $ 14.17  $ 21.02
Nasdaq Composite           100     116.03   134.32   130.28   182.96   224.06
Nasdaq Pharmaceutica1      100      83.22    74.17    55.83   102.13   102.44

     Assumes a $100 investment on December 31, 1991 and subsequent reinvestment of dividends in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.


(1) The Nasdaq Pharmaceutical Index includes all companies on Nasdaq within SIC code 283. A copy of the list of companies which comprise the Nasdaq Pharmaceutical Index may be obtained upon request by contacting The Immune Response Corporation, Investor Relations, 5935 Darwin Court, Carlsbad, California 92008 (619) 431-7080.

                                  PROPOSAL 2

                     APPROVAL OF THE AMENDED AND RESTATED
              1989 STOCK PLAN OF THE IMMUNE RESPONSE CORPORATION

     The 1989 Stock Plan of The Immune Response Corporation was adopted by the Company's Board of Directors in September 1989 and subsequently approved by its stockholders. In March 1997, the Board of Directors amended and restated the 1989 Stock Plan of The Immune Response Corporation (as amended and restated, the "1989 Stock Plan"), subject to approval by the Company's stockholders at the Annual Meeting. The amendment and restatement of the 1989 Stock Plan, as proposed, will be effective as of March 5, 1997, if the amendment described below is approved by the stockholders.

     The full text of the 1989 Stock Plan, substantially in the form in which it will take effect if the amendment proposed by Proposal 2 is approved by the stockholders, is set forth as Exhibit A to this Proxy Statement. The following description of the 1989 Stock Plan is a summary only. It is subject to, and qualified in its entirety by, Exhibit A.

                             SUMMARY OF AMENDMENT

     The amendment to the 1989 Stock Plan approved by the Board of Directors and submitted for stockholder approval is to increase the number of shares of Common Stock reserved for issuance under the 1989 Stock Plan by 1,000,000 shares.

              DESCRIPTION OF AMENDED AND RESTATED 1989 STOCK PLAN

PURPOSE

     The purpose of the 1989 Stock Plan is to assist the Company in the recruitment, retention and motivation of employees and independent contractors who are in a position to make material contributions to the Company's progress. The 1989 Stock Plan offers a significant incentive to the employees (including officers and directors who are also employees) and independent contractors (who are not directors) of the Company by enabling such employees and contractors to acquire the Company's Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

ADMINISTRATION

     The 1989 Stock Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Option Committee") composed of two or more disinterested members of the Board of Directors. Subject to the limitations set forth in the 1989 Stock Plan, the Option Committee has the authority to determine to whom options will be granted and shares will be sold, the number of shares to be offered for sale and options to be granted, the price and other terms and conditions of each sale of shares and the exercise price and terms and conditions of each option and the type of option (ISO or NSO, as described below) to be granted, and to interpret the 1989 Stock Plan and adopt rules thereunder and to make all other decisions relating to the operation of the 1989 Stock Plan. The Employee Stock Option Committee of the Board of Directors, composed of one or more members of the Board of Directors who need not be disinterested, administers the 1989 Stock Plan with respect to employees who are not officers or directors of the Company.

ELIGIBILITY AND SHARES SUBJECT TO THE 1989 STOCK PLAN

     Under the 1989 Stock Plan, 5,500,000 shares of Common Stock have been reserved for issuance (1,000,000 shares of which are subject to stockholder approval at the Annual Meeting) either by direct sale or upon exercise of options granted to employees (including officers and directors who are also employees) and independent contractors of the Company who are not directors. The 1989 Stock Plan provides for the grant of both incentive stock options ("ISO's") intended to qualify as such under section 422 of the Internal Revenue Code, as amended, and nonstatutory stock options ("NSO's"). ISO's may be granted only to employees of the Company. NSO's may be granted, and Common Stock may be sold directly, to employees and independent contractors of the Company who are not directors. The 1989 Stock Plan provides that options granted to any optionee in a single calendar year shall not cover more than 500,000 shares. Such limitation has been added in response to recent changes in federal income tax laws and is designed to qualify income recognized upon exercise of options granted under the 1989 Stock Plan for tax deductibility by the Company. If any options granted under the 1989 Stock Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for the 1989 Stock Plan. If shares issued under the 1989 Stock Plan are forfeited, they also become available for new grants.

     As of March 31, 1997, there were 152 employees and 8 independent contractors eligible to participate in the 1989 Stock Plan. There have been 529,641 options granted to such independent contractors. As of March 31, 1997, options to purchase an aggregate of 4,038,355 shares of Common Stock at an average exercise price of $4.59 per share were outstanding under the 1989 Stock Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. As of March 31, 1997, no shares of Common Stock have been issued for direct sale under the 1989 Stock Plan. As of March 31, 1997, a total of 4,710,978 shares of Common Stock are reserved for future option grants or direct sales under the 1989 Stock Plan, (including 1,000,000 shares which are subject to stockholder approval at the Annual Meeting). On March 31, 1997, the closing price for the Company's Common Stock on the Nasdaq National Market was $8.38.

     As of March 31, 1997, the following persons or groups had in total, received options to purchase shares of Common Stock under the 1989 Stock Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Dr. Carlo, 744,650 shares, Dr. Brostoff, 276,116 shares, Mr. Richieri, 299,242 shares, Mr. Cashion, 258,261 shares and Dr. Jensen, 231,325 shares; (ii) all current executive officers of the Company as a group: 2,033,048 shares; and (iii) all employees of the Company, including all current officers who are not executive officers, as a group: 3,508,714 shares. Nonemployee directors are not eligible to receive options under the 1989 Stock Plan.

     The allocation of the additional shares of stock which the stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the 1989 Stock Plan, the Company's Option Committee or Employee Stock Option Committee, as appropriate, will determine the number of options (and any other awards) to be allocated to employees and independent contractors under the 1989 Stock Plan in the future, and such allocations may only be made in accordance with the provisions of the 1989 Stock Plan as described herein. The Company believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of the Company which ultimately is in the interests of the Company's stockholders. The amendment to increase the number of shares under the 1989 Stock Plan will not result in any new plan benefits to the Company's nonemployee directors.

TERMS OF OPTIONS

     Options granted pursuant to the 1989 Stock Plan will vest at the time or times determined by the Option Committee.

     The maximum term of each option granted under the 1989 Stock Plan is 10 years (5 years in the case of an ISO granted to a 10% stockholder). Stock options granted under the 1989 Stock Plan must be exercised by the optionee during the earlier of the term of such option or within 90 days after termination of the optionee's employment, except that the period may be extended on certain events including death and termination of employment due to disability.

     The exercise price of shares of Common Stock subject to options qualifying as ISO's must not be less than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common

Stock on the date of the grant. The exercise price of NSO's granted under the 1989 Stock Plan must not be less than 85% of the fair market value of the Common Stock on the date of grant. Under the 1989 Stock Plan, the exercise price is payable in cash, Common Stock or by full-recourse promissory note. The 1989 Stock Plan also permits an optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes or by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

TERMS OF SHARES OFFERED FOR SALE

     The terms of any sale of shares of Common Stock under the 1989 Stock
Plan will be set forth in a common stock purchase agreement to be entered into between the Company and each purchaser. The terms of the stock purchase agreements entered into under the 1989 Stock Plan need not be identical, and the Option Committee shall determine all terms and conditions of each such agreement, which shall be consistent with the 1989 Stock Plan. The purchase price for shares sold under the 1989 Stock Plan shall not be less than 85% of the fair market value of such shares. The purchase price may be paid, at the Option Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the 1989 Stock Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

     Shares sold under the 1989 Stock Plan will vest upon satisfaction of the conditions specified in the stock purchase agreement. Vesting conditions are determined by the Option Committee and may be based on the recipient's service, individual performance, the Company's performance or such other criteria as the Option Committee may adopt. Shares may be subject to repurchase by the Company at their original purchase price in the event that any applicable vesting conditions are not satisfied. Shares sold under the 1989 Stock Plan may not be resold or otherwise transferred until they have vested, except that certain transfers to a trust may be permitted. Any right to acquire shares under the 1989 Stock Plan (other than an option) will automatically expire if not exercised within 30 days after the grant if such right was communicated by the Option Committee. A holder of shares sold under the 1989 Stock Plan has the same voting, dividend and other rights as the Company's other stockholders.

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may amend, suspend or terminate the 1989 Stock Plan at any time, except that any such amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1989 Stock Plan, however, which increases the number of shares available for issuance, materially changes the class of persons who are eligible for the grant of ISO's or, if required by Rule 16b-3 (or any successor) under the Securities Exchange Act of 1934, as amended, would materially increase the benefits accruing to participants under the 1989 Stock Plan or would materially modify the requirement as to eligibility for participation in the 1989 Stock Plan, is subject to approval of the Company's stockholders. Stockholder approval is not required for any other amendment of the 1989 Stock Plan. Unless sooner terminated by the Board of Directors, the 1989 Stock Plan will terminate in March 2007, and no further options may be granted or stock sold pursuant to such plan following the termination date.

EFFECT OF CERTAIN CORPORATE EVENTS

     Outstanding employee stock option agreements entered into pursuant to the 1989 Stock Plan provide for the automatic vesting of employee stock options and (in the case of the common stock purchase agreements) the automatic termination of the Company's right of repurchase upon a change of control. Future employee stock option agreements and common stock purchase agreements entered into pursuant to the 1989 Stock Plan will contain similar provisions, unless otherwise determined by the Option Committee.

     For purposes of the 1989 Stock Plan, the term "change in control" means
(1) that a change in the composition of the Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors (the "Continuing Directors") who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination, (2) that any person is or becomes the beneficial owner, directly or indirectly, of at least 25% of the combined voting power of the Company's outstanding securities and such ownership has not been approved by a majority of the Continuing Directors who had been directors of the Company 24 months prior to the acquisition or aggregation and who were still in office at the time of such acquisition or aggregation, or (3) that any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's outstanding securities. A change in the relative beneficial ownership under (2) or (3) above by reason of a repurchase by the Company of its own securities will be disregarded.

     In the event of a subdivision of the outstanding Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of the shares, or a similar occurrence, the Option Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 1989 Stock Plan, as appropriate.

     In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE 1989 STOCK PLAN

     Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the 1989 Stock Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                                  PROPOSAL 3

                     RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended December 31, 1997, subject to ratification by the stockholders. Representatives of Arthur Andersen LLP are expected to be present at the

Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     Effective December 16, 1996, Arthur Andersen LLP was engaged as principal independent accountants for the Company. Ernst & Young LLP ("E & Y"), dismissed effective December 16, 1996, had been the independent accountants of the Company. The decision to change independent accountants was approved by the Audit Committee of the Company's Board of Directors. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to E & Y's satisfaction would have caused them to make reference to the matter in their report. The audit reports of E & Y on the financial statements of the Company for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods, there have been no reportable events. During the two most recent fiscal years and subsequent interim periods, the Company had not consulted with Arthur Andersen LLP on items which involved either the Company's accounting principles or the form of audit opinion or concerned the subject matter of a disagreement or reportable event with the former auditor.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                            STOCKHOLDER PROPOSALS

     To be considered for inclusion in the proxy statement for presentation at the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received at the offices of the Company, 5935 Darwin Court, Carlsbad, California 92008, not later than December 19, 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) under the Securities and Exchange Act of 1934, as amended, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied in 1996. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the Commission.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.


                                     By order of the Board of Directors.


                                     Charles J. Cashion
                                     VICE PRESIDENT, FINANCE,
                                     CHIEF FINANCIAL OFFICER,
                                     SECRETARY AND TREASURER

                                                                      EXHIBIT A

                                  AMENDED AND RESTATED

                                   1989 STOCK PLAN OF

                             THE IMMUNE RESPONSE CORPORATION

                    (AS AMENDED AND RESTATED EFFECTIVE MARCH 5, 1997)


SECTION 1.  ESTABLISHMENT AND PURPOSE.

     The Plan was established in 1989 to offer selected employees, directors, advisers and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan was last amended and restated on March 5, 1997. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code. The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act.

SECTION 2.  DEFINITIONS.

     (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

     (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 3(a).

     (d) "COMPANY" shall mean The Immune Response Corporation, a Delaware corporation.

     (e) "EMPLOYEE" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the board of directors of a Subsidiary and (iii) an independent contractor who performs services for the Company or a Subsidiary (other than a member of the Board of Directors of the Company). Service as a member of the board of directors of a Subsidiary or as an independent contractor shall be considered employment for all purposes of the Plan except as provided in the second sentence of
Section 4(a).

     (f) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     (h) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

          (i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report;

          (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

          (iii) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     (i)  "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

     (j) "NONSTATUTORY OPTION" shall mean an employee stock option not described in sections 422 or 423 of the Code.

     (k) "OFFEREE" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

     (l) "OPTION" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

     (m)  "OPTIONEE" shall mean an individual who holds an Option.

     (n) "PLAN" shall mean this Amended and Restated 1989 Stock Plan of The Immune Response Corporation.

     (o) "PURCHASE PRICE" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

     (p)  "SERVICE" shall mean service as an Employee.

     (q) "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

     (r)  "STOCK" shall mean the Common Stock of the Company.

     (s) "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

     (t) "STOCK PURCHASE AGREEMENT" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

     (u) "SUBSIDIARY" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (v) "TOTAL AND PERMANENT DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3.  ADMINISTRATION.

     (a) COMMITTEE MEMBERSHIP. The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of the Company and shall meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. A member of the Committee shall not be eligible to receive any award of an Option or of Shares under the Plan. The Board of Directors may appoint a separate committee of the Board of Directors, composed of one or more directors of the Company who need not be "disinterested" directors, who may administer the Plan with respect to Employees who are not officers or directors of the Company, may grant Shares and Options under the Plan to such Employees and may determine the timing, number of Shares and other terms of such grants.

     (b) DISINTERESTED DIRECTORS. A member of the Board of Directors shall be deemed "disinterested" only if he or she satisfies (i) such requirements as the Securities and Exchange Commission may establish for disinterested administrators of plans designed to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

     (c) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

      (d) COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

          (i)    To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan:

          (v)    To select the Offerees and Optionees;

          (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

          (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

          (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

          (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4.  ELIGIBILITY.

     (a) GENERAL RULE. Only Employees shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

     (b) TEN-PERCENT STOCKHOLDERS. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     (c) ATTRIBUTION RULES. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

     (d) OUTSTANDING STOCK. For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.  STOCK SUBJECT TO PLAN.

     (a) BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 5,500,000 Shares, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b) ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6.  TERMS AND CONDITIONS OF AWARDS OR SALES.

     (a) STOCK PURCHASE AGREEMENT. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

     (b) DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant of such right was communicated to him or her by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

     (c) PURCHASE PRICE. The Purchase Price of Shares to be offered under the Plan shall not be less than 85 percent of the Fair Market Value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

     (d) WITHHOLDING TAXES. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

     (e) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.  TERMS AND CONDITIONS OF OPTIONS.

     (a) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. Options granted to any Optionee in a single calendar year shall in no event cover more than 500,000 Shares, subject to adjustment in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in
Section 8.

     (d) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

     (e) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability, retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

     (f) NONTRANSFERABILITY. During an Optionee's lifetime, his or her Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

     (g) TERMINATION OF SERVICE (EXCEPT BY DEATH). If an Optionee's Service terminates for any reason other than his or her death, then his or her Option(s) shall expire on the earliest of the following occasions:

          (i) The expiration date determined pursuant to Subsection (e) above;

          (ii) The date 90 days after the termination of his or her Service for any reason other than Total and Permanent Disability; or

          (iii) The date six months after the termination of his or her Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination.

     (h) LEAVES OF ABSENCE. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     (i) DEATH OF OPTIONEE. If an Optionee dies while he or she is in Service, then his or her Option(s) shall expire on the earlier of the following dates:

          (i) The expiration date determined pursuant to Subsection (e) above; or

          (ii)  The date six months after his or her death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her death or became exercisable as a result of his or her death. The balance of such Option(s) shall lapse when the Optionee dies.

     (j) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 9.

     (k) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

     (l) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8.  PAYMENT FOR SHARES.

     (a) GENERAL RULE. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

          (i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee (at its sole discretion) may specify in the Stock Purchase Agreement that payment may be made in one or both of the forms described in Subsections (e) and (f) below.

          (ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c), (d) or (f) below.

          (iii) In the case of a Nonstatutory Option granted under the Plan, the Committee (at its sole discretion) may accept payment in one or more of the forms described in Subsections (b), (c), (d) or (f) below.

     (b) SURRENDER OF STOCK. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

     (c) EXERCISE/SALE. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     (d) EXERCISE/PLEDGE. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     (e) SERVICES RENDERED. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

     (f) PROMISSORY NOTE. To the extent that this Subsection (f) is applicable, a portion of the Purchase Price or Exercise Price, as the case may be, of Shares issued under the Plan may be payable by a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon, and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of such note.

SECTION 9.  ADJUSTMENT OF SHARES.

     (a) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the limit set forth in Section 7(b),
(ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

     (b) REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by an acceleration.

     (c) RESERVATION OF RIGHTS. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.
 Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.  SECURITIES LAWS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11.  NO EMPLOYMENT RIGHTS.

     No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 12.  DURATION AND AMENDMENTS.

     (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on March 5, 1997, the date the Board of Directors amended and restated the Plan, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the amendment and restatement of the Plan at the 1997 annual meeting, any Option grants or Stock awards made in excess of an aggregate of 5,500,000 Shares shall be null and void. The Plan shall terminate automatically on March 5, 2007, and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9), (ii) materially changes the class of persons who are eligible for the grant of ISOs or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, would materially increase the benefits accruing to participants under the Plan or would materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

     (c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13.  EXECUTION.

     To record the amendment and restatement of the Plan by the Board of Directors on March 5, 1997, the Company has caused its authorized officer to execute the same.


                                 THE IMMUNE RESPONSE CORPORATION


                                 By
                                   ---------------------------------------

                                 As its
                                       -----------------------------------

                        THE IMMUNE RESPONSE CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING ON MAY 22, 1997.

     DENNIS J. CARLO and CHARLES J. CASHION, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of The Immune Response Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 5935 Darwin Court, Carlsbad, California on Thursday, May 22, 1997 at 9:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR CLASS II DIRECTORS AND FOR ITEMS 2 AND 3.

                 (continued and to be signed on reverse side)




--------------------------------------------------------------------------------
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

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR                                              Please mark
NOMINEES FOR CLASS II DIRECTORS AND FOR ITEMS 2 AND 3.                                                             your vote as /X/
                                                                                                                   indicated in
                                                                                                                   this example

            FOR                         WITHHOLD
      all nominees listed               AUTHORITY
       below (except as                 to vote for all
     marked to the contrary)          nominees listed below                                                    FOR  AGAINST  ABSTAIN

1.   ELECTION OF DIRECTORS                                   2. To approve the amendment of the Company's
                                                                1989 Stock Plan
     Nominees:   Kevin B. Kimberlin      John Simon                                                            FOR  AGAINST  ABSTAIN
                 Melvin Perelman         William Sullivan    3. To ratify the appointment of Arthur Andersen LLP as
                                                                the Company's independent auditors:

(INSTRUCTION:  To withhold authority to vote for
any individual nominee, write that nominee's name            4. In their discretion, upon such other business as may properly come
in the space provided below.)                                   before the meeting.


-------------------------------------------------------



                                                                                    PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
                                                                                        PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature(s)                                                 Dated:       , 1997
            -------------------------------------------------      -------
Please sign exactly as your name or name(s) appear on this proxy.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.
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